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                                                                    Exhibit 10.9


                   [LETTERHEAD OF HOTEL RESERVATONS NETWORK]



DATE:______________


1. Employer HRN Inc., a Delaware corporation, hereby employs __________________ to the position of _______________ at a salary of
         $__________. Employee shall work for a minimum of 40 hours per week actually devoted to the business of Employer. This compensation is subject to subsequent adjustment and modification by Employer at his sole discretion at any time. The employment of the Employee is an Employee at will and shall continue only as long as the services rendered by employee are satisfactory to employer. Employer shall be the sole judge as to whether the services of employee are satisfactory. Employee shall not engage in any other business or employment which may detract from Employee's full performance of Employee's duties hereunder or which competes in any manner with Employer, and Employee shall not directly or indirectly render any services of a business, commercial or professional nature, to any other person or organization without the prior written consent of Employer.


2. Employee shall be entitled to one week's paid vacation after the completion of Employee's first year of employment with Employer and one week's paid vacation per six months after completion of 18 months with Employer and every six months thereafter.

3.       a)       The Employee agrees that he will promptly from time to time fully inform and disclose to the Employer any and all developments, inventions, designs, improvements and discoveries of whatever nature which he may have or produce during the term of his employment which pertain or relate to the current or future business of the employer or to any experimental work carried on by the Employer, or not conceived during regular working hours. All such developments, inventions, designs, improvements and discoveries shall be the exclusive property of the Employer and shall be "works for hire". The Employee shall assist the Employer in obtaining patents or copyrights on all such inventions, designs, improvements and discoveries being patentable or copyrightable by the Employer and shall execute all documents and do all things necessary to obtain letters of patent of copyright, vest the Employer with full and exclusive title thereto, and protect the same against infringement by others, and such assistance shall be given by Employee, if needed, after he has left the company for whatever cause or reason. Employee hereby represents and warrants that he has no current or future obligation with respect to the assignment or disclosure or any or all developments, inventions, designs, improvements and discoveries of whatever nature to any previous employer or other person and that he does not claim any rights or interest in or to any previous unpatented or uncopyrighted developments, inventions designs, improvements or discoveries.


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         b)       Employee, during the term of employment, will have access to and become familiar with various confidential information and trade secrets, including without limitation, the names and addresses of Employer's customers, certain customer lists, other information concerning the sales and distribution systems of employer, and other unique processes, procedures, services and products of Employer which are regularly used in the operation of the business of Employer. Employee shall not disclose any of the aforesaid confidential information and trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of employment with the Employer. All files, records, documents, drawings, graphics, specifications, equipment and similar items relating to the business of Employer, whether prepared by Employee or otherwise coming into Employee's possession, shall remain the exclusive property of Employer and shall not be removed from the premises of Employer without the prior written consent of Employer unless removed in relation to the performance of Employee's duties. Any such files, records, documents, drawings, graphics, specifications, equipment and similar items, and any and all copies of such materials which have been removed from the premises of Employer, shall be returned by Employee to Employer.

         c) Employee acknowledges that he will receive from Employer highly specialized training, including without limitation training concerning HRN proprietary systems, that employer will expend substantial time and money for such training, and that such training (I) is a unique and specialized nature dealing with unique processes, techniques and information developed by Employer for its exclusive use, and unknown to the competitors of Employer; and (ii) will greatly enhance Employee's market value as employee to any competitor of Employer. In consideration for this unique and specialized training, Employee agrees as follows:

                  (i) during his employment, Employee shall not, directly or indirectly, either an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business or Employer; and

                  (ii) after termination of Employee's employment, whether by wrongful discharge or otherwise, employee shall not, directly or indirectly, within any marketing area of Employer in which Employee performed his duties during the term of this Employment including but not limited to the State of Texas enter into or engage generally in direct competition with Employer, either as an individual or as a partner or joint venturer, or as an employee or agent for any person, or as an officer, director, or shareholder or otherwise, for a period of two (2)

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                           years after the date of termination of Employee's
                           employment hereunder; and

                  (iii) for a period of two years immediately following the termination of the Employee's employment with the Employer, Employee shall not either directly or indirectly call on, solicit, or take away, or attempt to call on solicit, or take away any of the customers or Employer, either for himself or for any other person, firm, or corporation. For purposes of this paragraph, the term "customer" shall include, but not be limited to prospective customers who have been contacted by employees of Employer, but have not purchased products from or entered into any agreement with Employer.

         d) Employee acknowledges that the time and geographical restrictions set forth above are reasonable in scope and necessary for the protection of the business and good will of Employer. Employee agrees that should any portion of the covenants be unenforceable because of the scope thereof or the period covered thereby or other wise, the covenant shall be deemed to be reduced and limited to enable it to be enforced to the extent permissible under the laws and public polices applied in the jurisdiction in which enforcement is sought.

         e) Employee shall not, during his employment or at any time thereafter, either directly or indirectly, enter into agreement with, or solicit the employment of, employees of employer for the purpose of causing them to leave the employment of Employer or take employment with any business that is in competition in any manner whatsoever with the business of Employer.

         f) All records of the accounts of customers and any other records and books relating in any manner whatsoever to the customers of Employer, whether prepared by employee or otherwise coming into Employee's possession, shall be the exclusive property of Employer regardless of who actually purchased the original book or record. All such books and records shall be immediately returned by Employee to Employer on any termination of Employee's employment. If Employee purchases any such original book or record, Employee shall immediately notify Employer, who shall then immediately reimburse Employee for the cost of such original book or record, and it shall be deemed the exclusive property of Employer.

         g) In the course of performing duties under this Agreement, Employee may obtain or handle financial, accounting, statistical, and personnel information concerning customers of Employer. All such information is confidential and shall not be disclosed, directly or indirectly, to any person other than employees and agents of Employer, either during the term of his employment or at any time after such term.

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         h)       In the event of a breach of any of the covenants contained in this agreement, it is understood that damages will be difficult to ascertain, and Employer may petition a court of law or equity for injunctive relief in addition to any other relief which Employer may have under the law, including but not limited to reasonable attorney's fees. In the event of a breach of any provision of this agreement, the covenants of the Employee pursuant to paragraph 3 shall remain valid and enforceable.


         i) All of the covenants and provisions of this Paragraph 3 of this Agreement on the part of Employee shall be construed as an agreement independent of any other provision of this Agreement; and he existence of any claim or cause of action of Employee against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the covenants and provisions of Paragraph 3.

         j) This Agreement may be terminated by the occurrence of any of the following; and in the event of termination under this Paragraph 6, all the provision of Paragraph 3 shall remain in full force and effect.

                  i) Immediately upon Employer's giving oral or written notice of termination to Employee, and Employer may so terminate this Agreement and discharge Employee with or without cause;

                  ii) Employee's giving fourteen (14) days' written notice of termination to Employer; provided, however, that upon Employer's receipt of Employee's written notice of termination, Employer may, at its sole discretion, terminate Employee immediately;

                  iii)     The death of Employee; or

                  iv)      Discontinuance of Employer's operation of business.

         k) This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by employer and contains all the covenants and agreements between the parties with respect to such employment in any manner whatsoever.

         l) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and this Agreement shall be deemed to be in all things performable in Dallas, Dallas County, Texas.

         m) If the Employee dies prior to being terminated by Employer, any monies that my be due him from the Employer under this Agreement as of the date of his death be paid to his executors, administrators, personal representative, or heirs at law, in that order.

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         n)       Employee represents and warrants (a) that prior to acceptance of employment with Employer, Employee has advised Employer of any restrictions on Employee's employment resulting from any previous employment; (b) that Employee has presented to Employer for its review any previous employment agreements or other restrictive agreements, any provisions of which may still be in effect and may have a possible bearing on Employee's employment with Employer (unless review of such agreements by Employer would, in itself, be a breach of confidence, in which case Employee's obligation shall be to inform Employer of the same to the extent that same will not result in a beach of confidence); (c) that Employee will not reveal to Employer or use in Employer's work any trade secrets or confidential information of others; and (d) that Employee will confirm all of the above in writing, if so requested by Employer, in such form as may be required by Employer. Employee shall indemnify and hold harmless Employer from and against all damages, losses, costs and expenses (including attorneys' fees) arising from or relating to any breach of the foregoing representations and warranties or any matters relating thereto.

Executed in Dallas, Dallas County, Texas, as of the day and year first above written.

"EMPLOYER"                            BY:

---------------------------           --------------------------------

Name:                                 Title:
     ----------------------                 --------------------------

"EMPLOYEE"

---------------------------           Social security number
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